Form C

Cover Page

Name of issuer:

Hopster's LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MA

Date of organization: 4/5/2013

Physical address of issuer:

292 Centre Street
Newton MA 02458

Website of issuer:

http://www.hopstersbrew.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

600

Price:

$500.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; interests will be sold in increments of $500.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/2/2017

Hopster's LLC's campaign ended on 2/2/2017. The deadline date of the XML cover page is set to today to work around an EDGAR limitation.

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

20

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$661,672.00	$559,379.00
Cash & Cash Equivalents:	$17,911.00	$16,580.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$240,501.00	$190,945.00
Long-term Debt:	$283,291.00	$247,698.00
Revenues/Sales:	$1,288,438.00	$1,248,091.00
Cost of Goods Sold:	$321,132.00	$367,180.00
Taxes Paid:	$0.00	$0.00
Net Income:	$184,842.00	($75,585.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hopster's LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Karen Cooper	Owner	2013
Lee Cooper	Manager	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Karen Cooper	5,000	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> **Any projections of future performance provided to you may prove to be incorrect.**
> The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

The Company is dependent on its management, founders and sponsors.
The Company is dependent on its management, founders and sponsors to execute its business plan. The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

Factual statements have not been independently verified.
No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this Agreement. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

The Company's brew pubs could have licensing, legal or regulatory problems.
Some or all of the Brew Pubs could lose their licenses or be unable to acquire licenses to sell alcoholic beverages or have their hours of operation curtailed as a result of hearings of the licensing boards in jurisdictions where they are located or as a result of any changes in legislation governing licensed premises in the various jurisdictions in which Brew Pubs are located or may be located, with a material adverse effect on the Company's financial results and on your investment.

A disruption in brewing activities could have a material adverse effect on the Company.
A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on the Company's ability to brew its products. This could have a material adverse effect on the Company's financial results and on your investment.

The cost of establishing and operating the brew pubs may be higher than expected.
The costs of establishing and operating the Brew Pubs may be higher than expected. Although management of the Company has undertaken projections and opened and ran a smaller location, costs may be greater in the U.S. locations and may increase as a result of economic or other factors beyond the Company's control, with a resulting material adverse effect on the Company's financial results and on your investment.

Changes in the economy could have a detrimental impact.
Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on beer and/or alcohol consumption and may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Increased costs could affect the company.
An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

An investment in the Company is speculative.
Subscribers of the Units offered hereby may not realize a return on their investment and could lose their investment. Subscribers should carefully review this Agreement and these Risk Factors and consult with their attorneys, tax advisors, and/or business advisors prior to purchasing the Units offered hereby.

Subscribers of the Units offered hereby may have to bear the risk of their investment for an indefinite period of time since there are substantial restrictions on their resale.
The Units offered hereby have not been registered under the Securities Act or any state securities or blue-sky law and constitute "restricted securities" under applicable federal securities laws. As a result, Subscribers of the Units offered hereby may not sell or otherwise transfer those Units except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. By investing in the Units offered hereby, you are agreeing to significant restrictions on the liquidity of your Units for the foreseeable future. As a result of all of these restrictions, Subscribers of the Units offered hereby must bear the economic risks of their investment for an indefinite period of time. An investment in the Company is suitable only for sophisticated Subscribers who can afford to bear the risk of a complete loss of such investment. A purchase of the Units should be considered only by persons financially able to maintain their investment and who can afford a loss of all or a substantial part of such investment.

The Company may incur debt.
The Company may incur debt secured by the land and/or the assets of its brewery to open other locations, and it may incur debt (including secured debt) in connection with opening and/or operating Brew Pubs. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Units offered hereby may be diluted by future issuances of Units of the Company with superior rights.
It is anticipated that the Company will need additional rounds of financing for future anticipated expansion. Additional funding would likely adversely affect the current equity owners by diluting their equity interests in the Company. The Company cannot guarantee that the necessary funds will be made available to the Company. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its marketing plan nor continue to operate if the necessary funding is not available.

The Company has broad discretion in the application of the proceeds from the sale of Units.
The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

The foregoing risk factors do not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors are urged to consult their own advisors before deciding to invest in the Company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$300,000**
Use of Proceeds:	We would purchase our brewing system
If we raise:	**$400,000**
Use of Proceeds:	We would purchase our kitchen equipment

If we raise: **$900,000**

Use of Proceeds: This would enable us to start the building of the restaurant.

If we raise: **$1,070,000**

Use of Proceeds: We would purchase all licenses associated with building the brewery.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount

early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

TYPE OF SECURITY: Series A-2 Preferred Units
PRICE: $500 per Series A-2 Preferred Unit
WATERFALL: The Investors, together with the holders of Series A-1 Preferred Units, will receive 80% of any annual cash distributions until they have received 100% of their initial equity Investment and thereafter will receive 20% of such annual cash distributions.
LIQUIDATION PREFERENCE: In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows: (a) first pay one times the original purchase price plus accrued dividends on each share of Series A-1 Preferred Units and Series A-2 Preferred Units (collectively, the "Series A Equity") (or, if greater, the amount that the Series A Equity would receive on an as- converted basis); and (b) the balance of any proceeds shall be distributed pro rata to holders of Common shares.
RIGHT OF FIRST REFUSAL: First, the Company, and, second, the Members, will have a right of first refusal to purchase equity offered for sale by any Member.
PRE-EMPTIVE RIGHTS: Members will have a right to maintain their equity percentage in the Company on a fully diluted basis in any subsequent offering of securities by the Company, with customary exceptions.
DRAG ALONG RIGHTS: With respect to any transaction resulting in a "Change of Control" of the Company approved by 2/3 of all outstanding units, all equity holders will agree to (i) vote all of their Equity to approve such transaction, and (ii) participate in such transaction. For purposes of these Drag Along Rights, the term "Change of Control" shall mean any sale of all or substantially all of the assets of the Company, or any sale, exchange, merger, conveyance or other disposition of securities of the Company in which more than 50% of the voting power of the Company is transferred.
CONVERSION: Series A Equity initially convert on a one-for-one basis into common Equity, subject to adjustments for stock dividends, splits, combinations and similar events (including weighted average anti-dilution protection). Series A Equity automatically convert into common Equity on closing of an underwritten public offering at an initial price to the public at a valuation of at least $50,000,000 and gross proceeds to the Company
of at least $15,000,000. In addition, all Series A Equity will convert if conversion is approved by holders of 2/3 of the outstanding Series A Equity.

REGISTRATION RIGHTS: The Company will covenant not to grant registration rights, which are not expected to be granted unless the Company is or is converted into a corporation, to any person or entity unless such rights also include the Series A Equity on a pari passu basis. VOTING RIGHTS: Equal to Common Equity. Holders of Series A-2 Preferred Units will grant a proxy in favor of the Chief Executive Officer of the Company to vote such holder's units in the same manner as is voted by majority of the outstanding Series A-1 Preferred Units. BOARD REPRESENTATION: Holders of Series A Equity are entitled to elect one member of the Board of Managers.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Yes. The holders grant a proxy in favor of the Company's CEO with respect to all votes.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities are governed by the operating agreement of the Company, which may only be modified with the written consent of the holders of at least a majority of the managers of the Company and with the consent of a majority-in-interest of the Members; provided that any amendment to the operating agreement that alters or repeals the preferences, special rights or other powers of the Preferred Units in a manner disproportionate to any adverse effect such amendment would have on the rights of the holders of Common Units must be approved by a majority the then outstanding Units held by the adversely effected series of Preferred Units, each series voting separately on an as-converted basis.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Series A-1	2,000	0	Yes
Series A-2	2,000	0	Yes
Common Units	9,000	5,000	
Common Stock			Yes
Other			
			Choose

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	0
Options:	0

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor will grant a proxy to the Chief Executive Officer of the Company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The Series A-1 Preferred Units have a 6% annual non-compounded return.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the member** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the member** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The member** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

If new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

In the future, we will perform valuations of our Preferred Units that take into account factors such as the following:

- unrelated third party valuations of our Preferred Units;
- the price at which we sell other securities, such as convertible debt or common units, in light of the rights, preferences and privileges of our those securities relative to those of our Preferred Units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our Preferred Units;
- the hiring of key personnel and the experience of our management;
- the introduction of new Brew Pubs;
- the risk inherent in the development and expansion of our Brew Pubs;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Managers, and the Investor will have no independent right to name or remove an officer or member of the Board of Managers of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell common units or preferred units to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from members, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Managers of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Managers of the Company. If the Board of Managers of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Managers of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its members. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

SBA Loan, 71K Peoples Bank 3.9% Maturity/09/18 -- amount owed $2,762.90
Equipment loan, 13,200 Peoples Bank 3.9% Maturity 11/13/18 -- amount owed $545.98

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview of the Business

Hopsters is a unique and highly profitable brew pub/"make your own" craft beer concept with one store in outside of Boston and a second, much larger one scheduled to open in spring/2017
in the hot Boston Seaport area, which will be the "proto-type" for growth.

The Brew on Premises (BOP) - Front of House

The BOP - Front of House consists of 3 separate revenue generating areas. The Customer brewing area, where the customer/party brews beer with the help of a brew master. The ingredients area, where the guest selects their beer brewing ingredients, based off the recipe they chose with the help of the brew master. Lastly the bottling area, where the customer returns after approx. two weeks to bottle their beer and receive their labels.

Brewing customers can move freely between the restaurant, bar and BOP to perform their assigned activities. There is ample time for eating during the brewing downtime process, aprox. 45 minutes and guests are encouraged to drink during their approximately 2 hour stay. Brewmasters are encouraged to order drinks and food for their brewing guests, however wait and bar staff take a lead in supporting the dining experience. Overall 40% of Hopsters sales come from the brewing experience with as high as 65% on weekends.

Guests returning to bottle their beer have a separate area to perform that activity. Adequate space should be provided in the bottling area to facilitate eating and drinking during their stay. It takes approximately 1 hr to bottle the beer and guests are encouraged to eat and drink during or after their bottling activity.

Brew Pub

Hopsters functions as a Brew Pub. With its selection of local artisan food and craft libations its focus on community brewing and food stands above and beyond. Hopsters creates a craft beer experience regardless of whether you choose to brew beer and or eat and drink. Both provide synergy and enhance the experience. Hopsters has solid repeat customers for its dining and drinking experience exclusive of brewing beer.

Revenue Model and Pricing

Hopsters has 4 revenue streams in various levels of maturity. Beer/Liquor Sales, (Both house brewed and guest) accounts for approx. 33% of revenue. Food sales, approximately 21% of revenue. Beer brewing with corporate groups, public groups or small group kettle sales approx. 38%, off premise sales 2%

Guest Brewing

Guest brewing in small groups, less than 6 people (non events) have three tiered price points to choose from. $180, $200 and $230 per kettle. Pricing depends on costs of ingredients. Guests can have Hopsters staff bottle their beer for an additional $80 and then arrange to pick up their beer at Hopsters at a mutual agreeable time.

Guests receive 3 cases (Total of 72 x 12oz bottles) of their own hand crafted beers. Price includes their own custom designed labels and bottles. COGS is on average 20% associated with brewing. Check average for guest brewing is $350 (total includes eating and drinking)

Non corporate Groups such as bachelor parties, birthdays do not pay the corporate rate (see below) however they often elect to have Hopsters bottle their beer at the cost of $80 per kettle. It depends on time of year, however we have approximately 40 guest brews a week. Parties checks can be as low as $800 and as high as $7,000 - however fall in the $2000 range at an average of two groups per week.

Corporate Brewing

Corporate groups pay $125 dollars per person, up to 30 individuals, and $50 room fee per person above 30 people. Food costs average $30 per person and drinks average $15 per individual. Average corporate check is $4000 with a COGS around 12% and a net profit of 85%. On average we have 8 corporate event a month. As part of the Corporate service, bottling and labeling is included along with drop-off to a place of their choice in the greater Boston area.

Beer Liquor Sales

Beer/liquor sales have grown significantly as we position ourselves as a bar/restaurant and grown the commercial beer production side of the business, increasing production of the house brewed beers. Bar sales 2015 Q1 - $95,000. Bar sales 2016 Q1 - $125,000. Going forward we see a value proposition of investing capital, aprox 30K and expanding Newton brewing production to meet demands of a second Boston location. Demand will most likely also be supported with further contract brewing of more popular beer styles. Beers brewed in house have a COGS of 10% and guest beer and liquor is 20%

Restaurant

Restaurant sales have slightly increased year on year, food costs have averaged around 30%, however we see a downward trend with new management and a focus on costs. We offer a casual dining experience of small plates, meat and cheese boards and we see a check average of approx. $50 when brewing isn't included.

Major Milestones & Trends

· Hopsters is "On Trend": Local craft beer and "farm to table" menu; outdoor patio/beer garden and "brew your own" entertainment factor (brewers and clientele watching)

· Opened in December 2013, Hopsters' Newton location has far exceeded sales and profitability expectations, while effectively serving as an "incubator" location

· Current Newton location 2,000 sq ft location has capacity for 90 people and boasts 10 kettle stations, a bar and a small quick serve kitchen

· Multiple revenue streams benefitting from captive audience (two hour brew session drives incremental food and drink sales)

· As of May 2014, Hopsters obtained a license to serve Hopsters-brewed beer

· Company has been particularly successful in hosting brewing events for Boston businesses, including: Google, John Hancock, Harvard, Merrill, Lynch, Hubspot and many others

· Location of #2: Amazing location on Sleeper Street in the hot Seaport area overlooking the city

Financial and Operation Highlights:

· From 1.2M in sales 2015 Our overall margins (25+% Store EBITDA and 15+% net cash) and we believe it will be highly scalable in cities across the US.

· Margins: The past margins and thus EBITDA and NOI are high relative to the restaurant industry are due to a business model where almost 75% of the revenues are from highly profitable (i) "brew your own" corporate and private events and (ii) bar sales, including significant "on premises" sales of the Hopsters beers

· Five times as profitable as standard restaurant. 20% EBITDA 2015; 35% NOI projected at Seaport we maintain very strong cashflows. Cashflows have been somewhat depleted due to expenses incurred as we progress towards the seaport. We have incurred architect fees, legal fees with obtaining leases and lease preparation and licensing along with legal and accounting fee's associated with our capital raises and financial preparation. In addition to the current raise, we are in the process of raising a Series A Preferred round under Regulation D for the amount of (approximately) $550,000. As of the filing date, it has not yet closed.

· Cash flows are also supported by positive gift card sales, we currently have approximately $168,000 in unused gift cards. Our unused gift card amounts 12 months ago was $82,525 so as only 50% of gift Cards are redeemed gift card sales are trending up and sales outpace depletions.

Current Operations

As of October 2016, the company is currently operating with an average of 120K coming in per month and 100K going out per month.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.hopstersbrew.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Hopsters Series A-2
- Hopsters Operating Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Karen Cooper
- Lee Cooper

Appendix E: Supporting Documents


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INVEST IN HOPSTERS

Craft brewery with brew-your-own-beer experience, bar and restaurant.

> *A craft brewery with brew-your-own-beer experience, bar and restaurant all under one roof. We give patrons a place they can enjoy on any occasion—brew-your-own for birthdays, or a drink and dinner on the weekends. There's always a reason to come back to Hopsters. Since 2013, we've become a local favorite where we've helped over 21,000 patrons brew their own batch of beer. Now, we're opening a Hopsters in Boston's Seaport District. After that, we plan to open 16 locations across the U.S. by 2022.*



Lee Cooper
FOUNDER, HOPSTERS

Buy Units

$500/preferred unit | **$4m** pre-money valuation

Your investment buys ownership in Hopster's calculated as Amount Invested / [Hopster's Current Valuation ($4,000,000) + Amount Raised This Round].

80% of profits will go to investors pro-rata until 100% of your principal is returned. Hopster's will then distribute 20% of their profits every year to investors in perpetuity. Investors get paid once a year. If Hopster's is acquired or goes public you'll receive a payout equal to your ownership percentage.

EARLY BIRD BONUS: HOPSTER'S VIP
Investors who fund the first $100,000 of this fundraise will receive one full brew experience for yourself and your friends on the house. Walk home with three cases of your unique beer. Your signature will also be emblazoned on a plaque in our new location as an investor in Hopster's!

INVESTOR PERKS

$500+ Receive a personalized pint glass, on-hand in the brewery for whenever they visit Hopsters Brewery.

$1,000+ Receive a stainless steel mug. The mug will be engraved with the investor's name and will hang on the wall for the life of the taproom. Also, your first fill is on us!

$2,000+ Investors will be invited to an annual event hosted by the founder and team.

OUR AMBITION

Hopsters tackles today's biggest trends with craft beer, a farm-to-table-menu, and "brew your own" entertainment. We believe we're the first scalable brand that combines all these features into a one-of-a-kind experience. Proof-in-point, we made $1.3 million in 2015 and served some of the countries biggest brands: Google, HP, John Hancock and many more. With our Boston location opening Spring 2017, we plan to double our revenue from corporate events and increase our margins to 85%.

KEY FACTS

- $1.3M in sales in 2015 in 2,000 sqft location
- Have committed funds of $550,000 from accredited investors
- Huge success hosting corporate events with Google, HP, John Hancock, HubSpot, Harvard, and many more
- 76% gross margins / increase to 85% with second location
- Net income of 20%
- Opening 6,000 sqft location in Boston's premier Seaport District (3x size of original brewery)
- 75% of sales from highly lucrative high margin craft beer and brew your own experience.
- Prime Cots, Labour & COGS run at 50%

DOCUMENTS

Hopsters Seaport Business Plan August 2016
Video Transcript

hopstersbrew.com *from Newton MA*

BREWERY ALCOHOL FOOD MAIN STREET BREWERY COMMUNITY EVENTS RESTAURANT BREWERY FOOD TECH HOSPITALITY LEISURE NIGHTLIFE RESTAURANT

WHY I LIKE HOPSTERS

Although I'd always been a craft beer lover, I had never seen such a unique and engaging business model in the craft beer space. Sure, there are a lot of great craft beers, a lot of cool brew pubs that serve good food and even a few places where you can brew your own beer. But Hopster's was bringing this all together, uniting craft beer and the community like it has never been done before!

Concept is one thing. Successful execution is another. Being a true believer, I invested both money and time. For seven months, I worked alongside Lee and Karen to get Hopster's up and running – taking it from a pre-renovation cool concept to an insanely successful business. Hopster's continued... READ MORE



Gretchen Wilson

INVESTOR, CORPORATE FINANCIAL SERVICES EXECUTIVE, SERIAL ENTREPRENEUR - INVESTING THIS ROUND

THE BUZZ ABOUT HOPSTERS

I think Hopster's is a unique, differentiated and highly scalable restaurant concept.

Ross Pascal

long-time advisor, operator and investor in the restaurant space

Excellent knowledgeable staff. Cool spot with great food and some really well made and thought out beers. Looking forward to going back.

Michael S.

Customer

New Addition - Hopsters Brew & Boards | Improper Bostonian

October 5, 2016

If you dig the DIY beer-making movement but aren't willing to turn your living room into a microbrewery, Hopsters offers a fairly brilliant solution...

Hopsters - Zagat Review

September 17, 2016

At this brick-walled, industrial hops heaven in Newton, you can brew your own handcrafted beer - or enjoy elevated suds, like pale Czech lagers and Belgian-style witbiers, all made with organic ing...

Hopster's Brew & Boards: Part 1

September 7, 2016

By Cristin Nelson / Photos by Kristin Tieg It's a Sunday afternoon in November, and it's Sara Marx's birthday. She and her fiance Rinaldo Dorman are manning one of the 10 copper-plated kettles at Hopster's Brew and Boards in Newton, a community

Hopsters Is Expanding Its Brewing Enterprise to Fort Point

May 24, 2016

A Newton-based brewpub where guests can test their chemistry chops and brew their own beer plans to open another location in one of the up-and-coming development centers of Boston, according to Boston Magazine .

Hopsters is opening a new location in the Seaport

May 23, 2016

It looks like Trillium is getting a new neighbor. The Newton-based brewpub Hopsters announced Monday that it's expanding and has identified a new 6,000 square-feet location in the Seaport and Fort Point Channel area. The new space has an expected

Hopsters to Open Fort Point Location

May 23, 2016

UPDATE, June 29: Hopsters is taking over the former Sleeper Street Cafe space at 51 Sleeper St., Boston Restaurant Talk reports. Fort Point is truly becoming the beer hub of Boston. The standout Trillium Brewing Company is based there, next door to Row



The 50 coolest new businesses in America - Page 23 of 51 - Business Insider

December 21, 2015

292 Centre St., Newton, Massachusetts What it is: A make-your-own-beer brewery and restaurant. Why it's cool: This "community brewery" allows you to brew up to 10 kettles of beer in one sitting while sampling tasty cured meats and other food. Pick

Wicked Bites - Hopsters (Newton, MA)

December 21, 2015

Set your DVRs for Wicked Bites - Saturday at 9:30am on NESN! Leigh is having all kinds of fun while learning to brew her own beer at Hopsters in Newton! Twitter - https://twitter.com/WickedBitesTV Facebook - https://www.facebook.com

Hopsters jumps into branded brew market - The Boston Globe

November 1, 2014

Hopsters, a brew-your-own beer establishment and bar in Newton, has begun distributing its own branded brews. Hopsters has signed on with the Craft Brewers Guild to distribute three flagship beers. A week ago, the brewery sent out its first

Hopsters and Bully Boy Distillers Team Up to Create a 'Down Boy Stout'

August 29, 2014

Here's how you can be part of the action! If you have yet to visit either Boston's Bully Boy Distillers or Newton's Hopsters Brew and Boards, then next month is your chance to do so. On September 11, Hopsters' brewers will team up with Bully Boy's

Hopster's Brew & Boards - Newton (Phantom Gourmet)

June 5, 2014

Hopster's is a one of a kind combination of a neighborhood restaurant, gastropub, and do-it-yourself brewhouse. Phantom Gourmet's Dan Andelman takes a tour and brews his own beer.

We Want to Be the First Brew-it-Yourself Franchise

We rolled up a craft brewery, restaurant, and brew-it-yourself event space into one.

We first opened doors in Newton, MA in Fall of 2013. Since then, we've breached the $1 million sales wall, brewed over 21,000 batches of custom beer, and have served corporate customers like Google, John Hancock, and more. We think it's safe to say we've nailed down the business model of your all-in-one craft brewery.




Pokal
Belgium IPA
Stout
HOPSTERS

Brewery

We brew Hopster-branded craft beers which reward us with 95% gross margins on every sale.



Restaurant

Hopsters also provides gourmet, farm-to-table meals for customers wanting more than a drink.



Brew-it-Yourself

We're one of the only DIY breweries that lets you mix, brew—and even design—your own beer.

In 2015, We Made $1.2 Million

With a single 2,000 sqft location, we nearly doubled our sales annually.

In Newton alone, a suburban city with a population of 88,000, we've doubled sales nearly every year since opening. Our revenue model, which combines several different verticals—corporate events, craft brewing, food, DIY kettles—separates us from the crowd of other craft breweries.



Total Sales Thru September: $3,599,276
$3.5M
$3M
$2.5M
$2M
$1.5M
$1M
$500K
0
2013
2014
2015
2016
Total Annual Sales



12%
LIQUOR AND GUEST BEER
23%
HOPSTERS BEER
2015 SALES
$1.2M
25%
FOOD
40%
KETTLES

80%

Gross Margins

15%
Net Income

95%
Gross Margin on Hopster Beer

Now, We Want to Conquer Boston

We've nailed down a 5,000 sqft location in Boston's booming Seaport district.

As one of the epicenters of the craft beer movement and a population 7x that of Newton's, we're ready to take over Beantown. We've already signed a lease for a location in Boston's premier Seaport district, will start construction later this year, and aim to open Spring 2017.



Boston Public Market
Cambridge St
Boston
Paramount
Tremont St
Beacon St
Boston Common
Boylston St
Theatre
New England Aquarium
Boston Harbor
Hyatt Regency Boston Harbor
93
90
20B
HOPSTERS
The Institute Of Contemporary Art
Boston Children's Museum
Seaport Hotel & World Trade Center





BREW BEER

We Plan to Double Our Sales from Corporate Events in 2017

The Seaport district is the perfect location to host corporate events. We've already worked with some of the biggest brands.

Earlier this year, we held an event with 50+ John Hancock employees. At $125/a head we made over $10,000 in sales in just three hours. Corporate events are a lucrative opportunity for us—especially in a larger Boston space, where we can keep the entire brewpub open, even with the event space sectioned off.

Boston by Spring 2017, 15 More by 2022

Your investment will help us buy remaining equipment and open our taproom to beer-thirsty Bostonians.

September 2013



HOPSTERS

Our First Location Opens

The Hopsters Newton location has far exceeded sales and profitability expectations while serving as an "incubator" location.

December 2013

Started Pouring Local Craft Beers

We begin to establish ourselves as the go-to spot for Newton residents to discover local beers.

May 2014



Received Commercial License to Brew and Serve House Beers

Hopsters enters another vertical, brewing, bottling, and selling our own beers.

January 2015

Named Boston's Best - Newton Neighborhood Bar

July 2015

Brewed Over 7,000 Individual Customer Batches

Hopsters is a well-known neighborhood joint for events. Friends, family, and co-workers come for the novelty and stay for the food.

January 2016

Business Insider - The 50 Coolest New Businesses

September 2016



Hopsters Turns 3—21,000 Individual Customers Brew With Us

We've nearly tripled our number of custom brews since 2015 and are still going strong.

October 2016



We Sign Lease for Boston Seaport Location

The new seaport location will be 2.5x the size of the Newton location. Construction starts in December.

Spring 2017

Hopsters Boston Seaport Location Opens!

Spring 2018

Hopsters Expands to Downtown Philadelphia

2022

Hopsters Opens 16 Location in Major Cities

Let's Build Something Huge

We opened Hopsters 3 years ago because we care deeply about craft beer and the role it plays in our community.



Hopsters, and our team, work every day to grow the awareness and enhance people's experience with craft beer. As you know, we are expanding into the downtown Boston Seaport area, and I wanted to take some time to share with you our thoughts and feelings about Hopsters

Since we opened in 2013 we have had 22,000 guests brew beer with us. Some of our guests are experienced home brewers, the vast majority are not, however they have all taken away an experience that enhances their connection with their community and local craft beer.

Hopsters is brew pub, a restaurant and a place where you can experience craft beer to the fullest. Many people just pull up to the bar, chat with our welcoming staff, have a bite to eat and enjoy our house brewed beer. Everyone is curious about the beer making experience and many come back to try it either with friends or with colleagues as part of a corporate event.

If you love craft beer, you love Hopsters. Everyone that visits us, especially our guests that participate in the beer making experience, have a big smile of their face. It's so much fun, with a glass of beer in hand, to get the malts, Hops and grains and mix it all up in the kettle, knowing that in two weeks you get to come back to bottle, label and drink your hand crafted beer.

We've hosted hundreds of 40th birthday parties (in-fact we have one going on upstairs as I'm writing this), corporate events, wedding rehearsal dinners, community sports teams along with teachers group outings. In fact, if you think of a reason to get together with friends, Hopsters has probably hosted it.

I truly believe there will be a Hopsters in most major cities in the US in the coming years. Our mission, why we get out of bed in the mornings, is to increase people's awareness of craft beer. We value and care about learning, so you make the best most informed choices. To this aim we have made it a priority to support our community to enhance the place we live by supporting fundraising for local schools and initiatives. We keep our attention local, because beer is best when it's brewed in your community and on fun, because life is crazy - beer shouldn't be.

I'm asking you to invest in your community, support local produced products, learn about craft beer and have some fun along the way. To this aim we are excited to announce that we will be opening in the Spring a Hopsters in the downtown Boston Seaport area. Hopsters in its three short years has become a phenomenal success, way beyond our hopes. Because we have stuck to our mission, the financial rewards have come too and we want to pass those rewards onto you, our stake holders and friends; the people that have supported us by their patronage, feedback and moral support. The process has been, and is a blast, however the proceeds have been pretty good too and we want to share that with you.

Much love,



Lee Cooper

SHOW LESS

MEET THE FOUNDERS



Lee Cooper

Founder

Before Hopsters Lee worked in financial services in the field of organizational development, helping managers become better leaders. Now he spends his days trying to practice what he preached!



Karen Cooper

Founder/Owner

Karen is a recovering lawyer, who kicked Lee out of homebrewing in her Kitchen and helped him dream up Hopsters. Karen now runs brewery operations with a focus on Corporate and Customer Relations

AND THE REST OF THE TEAM



John Battaglino

Beverage Director

Graduated from Boston University with a degree in restaurant management. Worked as bar manager and spent a couple years with United Liquors selling liquor and wine to restaurants in downtown boston.



David Barber

Culinary Director

David Grew up working in restaurants through high school. Prior to Hopsters David attended Johnson & Wales, secured a head chef position at Federal Hill, Boston and opened his own place on Cape Cod.



Timothy Vlieger

House Brewer

After a couple of years Homebrewing Tim started at Hopsters brewing with our guests. After hundreds of brews, Tim moved into the house brewery and is now responsible for brewing all those yummy ales.



Cassidy Edwards

Head Brewer/Dir. of Brewing Opperstions

A new addition to Hopsters Former Cellarman and Brewer at Samuel Adams (Boston Beer Company), Cassidy will be spearheading the SeaPort brewery expansion and expanding the brewery capcity in Newton

RAISED $1,240,936 FROM 371 INVESTORS

$1,000,000

In Progress



Gretchen Wilson

Corporate financial services executive turned serial entrepreneur. Always on the run



Timothy Martino



Stephana Patton



Ruth Siporin



Tyler Sakosits

Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future for the better.



Carol Sharicz

Professor and Consultant in Systems Thinking, Team Development and Leadership

MORE INVESTORS

DETAILS

What is Hopsters?

– COLLAPSE ALL

Hopsters is unique experience. You could probably call us a brew your own beer brew pub. What that means is you come in, we ask you what beer you like to drink then we help you make 3 cases of your own handcrafted beer. It takes about 2 hours. It's a fun experience. You can do it with friends, as a corporate group, team building or by yourself. During those 2 hours when you are brewing we have a full restaurant, so you can eat and drink while you are making your own beer.

How did Hopsters get its start?

I was looking for a new career and I was interested in owning my own business. I was making my own homebrewed beer and I got rave reviews so I always thought it would be fun to have a career that involves beer in some way. I never really thought that was going to happen because I did a little bit of research and quite frankly unless you have a significant amount of up front capital it's very difficult to run a brewery that makes any significant amount of cash. With two kids, a family, and living in the suburbs, I needed to create a significant income for myself. I didn't think that owning a brewery with the vast amount of capital was going to make the money that I need to be successful. I also didn't have a lot of experience putting together a commercial brewery.

On my travels I found these places that you can go and brew your own beer. I visited one with some friends of mine, and as we were going through the experience of brewing our own beer we came to the conclusion that it was great to be able to brew your own beer and get to hang out with other people during the process. With the downtime while you wait for the beer to brew, we thought it would be great if the place had a restaurant so we could eat while we waited. That was really the start of the genesis of the business.

After looking into the numbers I realized you could actually make some serious money doing this. It's fun to have a restaurant and a bar and a brewing aspect. I did more research and found that there are only two places that that did this; both in Ohio, one in Columbus and one just outside Columbus, Ohio. I didn't really find anything else around that.

I had a few ideas that focused on the beer making piece of it. The places that I visited seemed to want to be a bar and a brewery, but they weren't focused on the brewery aspect, and used kettles twice the size as we use. With them you brew six cases of beer and for a lot of people that is too much; our concept uses a smaller kettle and allows you to brew three cases. Another thing I noticed is that these places were dingy and more like a warehouse type of setting.

I realized that the demographic that was into craft beer was young professionals who are looking for an upscale experience. Along with using less beer in the kettles, we decided to provide a really fun, cool, upscale environment that catered to young urban professionals who were really moving and embracing the whole craft beer movement...That's the of the idea for this concept.

After about a year or so we decided that we wanted to really brew our own beer and become a brewpub. So we got a brewpub license and we have pretty much been exclusively offering our beer at Hopsters for the last year. We wanted to be authentic, and if we were going to have others brew their own beer, we wanted to be known as a place that produces great beer.

What is Hopsters' Mission, and what are your core values?

Our mission is to enhance craft beer awareness for people in our community. We want them know more about craft beer; whether it's tasting, brewing, we want people to experience and we want to enhance their experience for craft beer. That is what we get out of bed every morning to do. I have to say that Hopsters offers the best craft beer experience in the States right now. We also value the learning process, so when people come in, they can learn as much as they want. They can totally immerse themselves or just ask a couple of questions, all while enjoying the great selection of beer and menu items that we have in our restaurant. It's a complete experience that they can enjoy. We like to call the learning process self-directed edutainment.

The craft beer culture can sometimes get a little snobby, much like the wine culture, and we wanted to take that whole snobbishness out of beer. Where I grew up in England, beer is a working man's drink and we want to create that easy going, fun, relaxing environment.

We have four core values. The first three are learning, keeping local, and community involvement. We really want to be involved in our community. Even if we can't give a lot of money within the community, we do like to donate kettles so that they can auction them out for community charities. We are able to do that for not a lot of money, so we do a significant amount of charity work within the community. Being a part of the community is very important to us. Craft beer if anything is local. People want to drink local fresh beer. Most people don't want their beer to come from 4000 miles away if given the choice.

The last value that we have is for the locals is fun. So we really try to provide a culture around beer that is fun and let's people get away from their day to day life. We really feel that we've been able to bring those four aspects together because people are always having fun. They are drinking and making beer. Everyone that comes into Hopsters just has a really good time.

By asking the community to put money into this fundraiser, we are giving our community a piece of Hopsters. They will have a stake in the business and can come to Hopsters, drink a beer, and say, "I own a piece of this!" It's a circle of support, in a way. We support the community that will be supporting us.

What is the experience when someone comes into Hopsters? What is the process?

Our system has 10 kettles that are all connected; you can brew one kettle, which most people do, or you can come in with some friends and do 2 or 3 or 4 kettles. Each kettle is a different style of beer. When you come in you will be assigned a brewmaster and a number of our staff and they will help choose the kind of beer that you would like to brew; that is usually a quick 2 minute conversation. We have a whole selection of 30 different recipes that we have developed over the years of 30 different styles of beer. If you have a little bit of experience and you want to customize the beer with maybe different hop choices or certain things you'd like to add to the beer, as long as we have those ingredients and it's not going to make your beer taste awful, we are happy to accommodate that. We offer a "flight of beers" that you can order to taste so you can get accustomed to the different flavor and different styles of beer if you are not a big craft beer drinker. For example, you may want to sample a Belgian beer because you have never had it. You can get a sample and that will help you to fine tune your beer choice.

Once you've chosen a beer to brew, we take you to our ingredients room. We have canisters on the wall where you get your different types of grains. You will choose your hops and the various malts that go into your beer. In fact, you will get a laminated recipe card and the brewmaster will help you select those different types of ingredients.

Once you have all the ingredients that you need for the brew, you will go over to your kettle and start making your three cases of beer, which is about 7.5 gallons of beer. You get 72 12oz. bottles or you can mix and match of bottles and cans. Our cans are 32oz. (2 pints). If you are making a big strong Belgian ale, you probably don't want to can that, so you will probably fill up bottles when they come back later.

The process takes about 2 hours and moves in sections. The first section, selecting the beer, getting the ingredients, etc., takes up to about 30 minutes. Then, you will be boiling the beer for about an hour; which is when we will be keeping an eye on your beer. There may be times during that hour where you need add hops or some other adjuncts into the beer; if you are making spice beer you might be putting some cloves in, or if you're making a pumpkin beer, you put in pumpkin. For the most part, you have about 45 minutes of down time, and in that time we encourage you to order some food from the restaurant and get yourself a beer.

Then you will go over to the kettles and we are going to transfer that beer into your fermenter, which takes about 10 minutes. What we are basically doing is taking your kettle of beer and we are getting it down to room temperature through the heat exchanger. It's a fancy bit of equipment in the brewery, and it's really easy to do; we kind of walk you through that process. The fermenter is a 15 gallon drum.

Once you've filled up your beer you are going to add the yeast into your beer.That is when we get some details from you to tie down your beer and take it downstairs to our fermentation room. The beer takes about a week to ferment. At this point you can either keep drinking and having fun at Hopsters, or go home. When you come back two weeks later, you get to try out the beer that you brewed. The great thing is that, with all of our recipes and our processes, the beer is going to be pretty good; a lot better than if you were going to homebrew for the first time. People are usually quite pleased with the beer that they get. At this point, you get to bottle your beer in the bottling line. There you sanitize your bottles and fill them through our bottling machines.

Once again, you go home and that is when we send you an email with a link to our site where you can upload the design you would like for your labels. It is all included in the price. When you come back to get your beer, you will get to place your 72 labels onto your beer, and people have a lot of fun with that. Basically that's it. Once you've bottled your beer it's good to drink so you take it home and drink it.

How much does the process cost? What is the split in the cost between the restaurant, the bar and the brewing experience?

It costs anywhere from $180 to $230, depending on the style of beer that you want. A pale ale is $180 and a Belgian trippel is $230. That price difference is for the ingredients; you need more product to get stronger beers, and more hops to get hoppier beer. If you are coming as a corporate group, you are going to pay $125 per person. For that price, we bottle the beers for you, we stick the labels on it and we drop it off at your company address for you to give to the people.

What are your margins?

We are coming in around 20% net profit. We have an 76% gross margin.

How has the growth progressed, and what is the ceiling on a location of that size?

The Newton location is a 2,000 sq ft location and our sales ar not really going to grow significantly in Newton, we are maxed out, we did 1.2M in 2015 and looks like we'll do close to 1.4M this year. We are closed on Mondays, and don't open for lunch, so we could change that, but would still only increase revenues a small portion. One thing that is pretty low is our salary. Our salary comes in around 20% which in most restaurants is in the 30's, especially for the check average that we have. People here spend what they would spend at a fine dining restaurant; checks, on average, are around $120. When someone brews, obviously the check is much higher.

How have your priorities and goals evolved over the years at Hopsters?

The first year in our business we wondered if it was going to work and if the concept was viable. We had done a significant amount of sales and had a lot of fun and spent a lot of money. The second year of business, 2015, was really about sales. We looked at our product differentiation, our pricing, and focusing on the restaurant and brewing our own beer. We thought about how to drive sales. We knew we worked, because people wanted to come to Hopsters. Our new focus was on finding ways to get more people to come into Hopsters and ultimately increase the cost of the average check.

The third year has really about sales and foot traffic and how to manage the cost of goods. We want to lower cost of goods. We also have been looking at how to consolidate. 2016 has really been about focusing on a couple things. One has really been working on the P&L and cutting costs. Being effective with labor costs, and really driving in on managing that to have a strong P&L, whereby we are not wasting money or spending money on things vision. That's what this is, and what we've been all about. We have also been spending time on the expansion.

Why did you choose Newton for your location? What is next for you in terms of growth? ^

No one had done this on the east coast, New England, and we've been the first people to do that. We wanted a place that was affordable and that had good visibility on a main road, so people could see it. You are never going to be successful doing something like this in the back alley. The Hopsters brewery in Newton, we've only got 3000 sq ft. One of the biggest challenges is that, we had 3 corporate groups this week, generating revenue anywhere from $4,000 to $9,000 dollars. For a 2,000 sq ft location, that is a significant amount of money. However, because it is so small, we had to shut down to the public.

We also often receive calls from people saying, "We want to come in with 40 of my friends. We love your brewpub and we love your food. We really want to celebrate an occasion here but we are not really interested in brewing." Which is fine; not everyone has to brew. We have to turn those people away because otherwise we have to shut down to the public, and we are not using our kettle. It's almost like someone showing up at a bowling alley with 60 people and saying, "We want to hangout in the bowling alley and drink and eat but we don't want to bowl." It's not really an option, right?

Bigger locations will enable us to have a bar area, a restaurant area where people can drink and dine, and also run a large corporate event without shutting down, or run a nice party that doesn't want to brew, but also at the same time have people come in and brew and even drink. That's why we are expanding, and we feel our margins and our sales will be that much higher.

What are the specifics of the expansion? What are you trying to do, and why are you raising money? ^

We are raising $1.7 million to open a location in Boston. The spot is about 5600 sq ft., and it's what we need. The cost of the build out is going to be about $300 per sq ft.The landlord is giving us $100 per sq ft, which is just over half a million dollars. That means that our total build out cost is $1,060,000. The equipment costs, for things like signs and awnings and tables and chairs and POS systems and things like that, are approximately $100,000. We have a brewing package as part of the systems that we have to put in place and to install that is about $80,000. We need to get the kettles, which are $120,000. The boiler that heats the kettles to boil your beer is about $30,000. That total cost is approximately $300,000. So we are at 1.7 million. There will be miscellaneous costs as well. We need our beer and wine license in Massachusetts which is about $80,000, and professional fees, and things like that, which is going to come to about $160,000.

Why did you choose the Boston area? ^

We chose Seaport, which is a new area in central Boston. It is the hippest, fastest growing place in the city. As a matter of fact, GE is opening up their world headquarters there as well. There are also a large amount of software companies there, making the district very innovative and there is development going on everywhere; condos and a nightclub, so we will be right in the middle of all of it. Also, there is a brewery there called Trillium, you may have heard of Harpoon; their brewery is not too far away as well. It's a great location to be in. In fact we have been looking for a location there for probably a good year or two and we are really excited about the location that we have now.

The location carries our target demographic...young professionals. We are right next door the the financial district and of course a lot of offices. So, we've got our corporate business, it's going to be significant for corporate events right downtown. PWC just moved in and there are a lot of other cool, young, innovative businesses and it's a perfect demographic for us.

Who makes up your team, and how are you qualified to do this? Who do you surround yourself with and why does everyone want to grow Hopsters?

The core team is my wife and I. I take the lead on the strategy and focus on how we drive revenue. My wife is takes the lead on marketing, social media and how to get people in there to spend money. I'm also pretty good at figuring out how to make it all cool, fun, as well as how to take our values and achieve our mission while making money. What I've learned from the last few years is really about how to fine tune the business.

Karen focuses on the operations side. She manages the inbound relationships with people that want to come in on the corporate piece. For example, this year we are doing about $55,000 in corporate sales where last year we did like $15,000. Karen has really focused on managing the relationships and managing the contracts and the administrative aspects of the business on the corporate side.

We have an amazing chef who's been with us for about 6 months now and we are really working on providing a beer-centric menu for people. Not only do we suggest pairings, but we are always looking at ways to add beer to the food. For example, this fall we are having a beer fondue, and a steak and ale pie. We have a very craft beer focused menu. He's been a chef for the last 10 years, went to culinary school, and he's owned his own restaurant. His role will be managing the restaurant here and staffing and managing the large restaurant in downtown Boston when we open in Seaport.

In terms of managing our beverage program in the front of the house, that falls to our front of house and bar manager, John. He has a hospitality degree from BU. He's been in the beer trade business and the beverage business for many years. He will be running our beverage program down in Boston. He will also be managing front of house aspects of Seaport.

We recently hired Cassidy as our Head Brewer. He came to us as a brewer with Sam Adams. He will be responsible for overall brewing operations in Newton and expanding into the SeaPort.

Our brewer is [00:50:09 Tim]. He is responsible, with my direction, for implementing the beer that we brew. He also does recipe development. He came up through the ranks at Hopsters, starting off as a homebrewer like myself, then he was brewing with the customers and then doing competitive brewing.

When we move to Seaport we have brewers, masterbrewers, waitstaff, and bar staff. The core team will move to Boston and they will pass between Newton and Boston. The strategic management and the weekly operations for Newton will also fall to the staff in Boston. We are not going to brew our own beer in Boston. We are going to do that here in Newton and double the capacity of the brewery there. Then we will send our beer down to the Boston location. We don't want to use our 5,000 sq ft to brew beer, we want to use it for the restaurant, the bar, and the customers.

We will be looking for a general manager in Boston. We are looking for someone who has a restaurant background but who knows that we are not simply a restaurant. We want to provide more of a restaurant menu, however, which is why we want someone who has that experience who can help us grow from Hopsters 2, 3, 4, 5, 6, 7. As soon as we turn the leaf and close on the funding, we will be doing a fairly extensive search for a general manager.

How will you make money?

Since Jan 2016 (and going forward when combined with Store #2--the prototype for growth) we have 5 revenue streams in various levels of maturity. Beer/Liquor Sales (Both house brewed and guest) accounts for approx. 31% of revenue. Food sales, approximately 30% of revenue. Beer brewing with corporate groups, public groups or small group kettle sales approx. 34%, off premise sales 2% and contract brewing aprox. 3%.

How do you acquire customers?

We have a significant online social media presence that includes 15K Facebook followers, online advertising, outbound corporate sales executive, inbound sales executive and inbound media executive. Media Relations.

What's new about what you're making? How is it different?

Nobody does what we do on the East Coast and we have virtually no competition nationally. We are unique in the fact that we have the brew your own experience with the emphasis on corporate events as well as an upscale brew pub restaurant/bar. Think "Foodertainment"--Dave & Busters, etc.

How big is the market?

We believe there should be at least one or two Hopsters in every US urban area and potentially overseas. If you are over 21 and looking for a fun experience with friends, work or family then Hopsters is for you.

Who are your competitors? How are you different?

No competition, you cannot brew beer, drink craft beer and eat anywhere on the east coast, however for corporate business people have other options such as Kings Bowling and F1 Formula Racing, however no brewing alternative.

What do you understand about your business that others don't get?

Our model yields tremendous profitability. While we are a restaurant, the majority of our revenues come from higher margin business so we do not face the business financial challenges of a restaurant. We have much lower costs and much higher margins.

What's your biggest risk? What keeps you up at night?

It's about execution every single day and as we grow, we will need to continue to bring in great colleagues. Getting the capital to open #2 which will be the prototype for growth. Licensing is always a challenge, as each jurisdiction has different rules and regulations.

ASK A QUESTION

Type your question here...

ASK QUESTION

Nick Perry Dec 7

Hi! Looks like a winner to me! Just wondering how long this investment round will be open?

Lee Cooper Founder FO[illegible] Dec 7

Thanks Nick - Looks like a winner to me too! We are scheduled to close Jan 4th, however If we hit the million, maybe before the holidays, we'll close sooner.

LIKE

Scott Fulk Jan 9

Since you're oversubscribed, are you going to follow Legion M's example and move accredited investors over to a different funding method so you don't have to cut out as many smaller investors? I don't want you to drop me but I was only able to invest $500 due to the annual limits.

Lee Cooper Founder FO[illegible] edited Jan 10

Thanks Scott - That's correct. To make room for everyone we are going to move some investors into a Reg D.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO HOPSTERS

1. Any projections of future performance provided to you may prove to be incorrect.

The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Hopsters is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Karen Cooper

Owner, Hopsters, LLC

Greater Boston Area | Food & Beverages

Current: Hopsters Brew and Boards
Previous: JCCs of Greater Boston, Milton Academy, The David Project
Education: Boston University School of Law

Send Karen InMail

247 connections

https://www.linkedin.com/in/karen-cooper-b1119b

Background

Experience

Owner
Hopsters Brew and Boards
April 2013 – Present (3 years 8 months) | 292 Centre St., Newton, MA 02459

Hopsters Brew & Boards is a community brewery where you are the brewer, creating your own craft beer.

Assistant to the President
JCCs of Greater Boston
October 2012 – August 2015 (2 years 11 months) | Newton, MA

Organize development meetings, prospect research, and scheduling.

Associate Director, Annual Fund
JCCs of Greater Boston
June 2011 – November 2012 (1 year 6 months)

Development Assistant
JCCs of Greater Boston
March 2010 – June 2011 (1 year 4 months)

Developed and implemented streamlined process to acknowledge donors.
Partnered to plan, execute and fundraise for Golf Tournament and Lights & Spice.
Working on implementing smaller events at lower price points to include more individuals, including Grossman Camp Alumni Reunion.
Work closely on grant proposals.
Execute annual appeal mailing and email campaigns, working to make the solicitations more individualized and personal.

Senior Assistant Director of Class Giving and Alumni Relations
Milton Academy
2006 – 2010 (4 years)

Developed, implemented and managed successful Class Agent Program, managing over 200 volunteers to correspond with and solicit their peers.
Managed outside solicitation vendor, RuffaloCody, soliciting over 3,000 alumni.
Managed implementation of Blackbaud NetCommunity, a comprehensive system that allows up to the minute updates for volunteers, allows alumni greater access to our Alumni Directory, and manages immediate credit card transactions.
Developed, implemented, and managed Reunion fundraising program, as well as managed three reunion classes per year.
Planned niche events for Boston and New York alumni bases.

Director of Development
The David Project
2005 – 2005 (less than a year)

•Increased donor base and name recognition while maintaining relationships with existing contributors.
•Organized stewardship, fundraising and marketing events.
•Produced promotional materials and maintained consistent communication with donors.
•Created and implemented a plan to alert supporters of recent David Project successes and achievements.

Associate
Charmoy, Stolzberg & Holian
2003 – 2004 (1 year)

Communicated with and advised clients on their estate plans, real estate ventures and corporate organizations.
Negotiated with fellow attorneys to formulate agreements between our respective clients.

Senior Tour Sales Consultant
National Educational Travel Council
July 1997 – June 1999 (2 years)

Sold tours to foreign language teachers who take their students on trips to Europe.
Generated leads through cold calls in a highly competitive industry.
Presented at sales training seminars for the sales staff at NETC
Interviewed, trained and supervised new employees.

Skills

- 12 Fundraising
- 5 Volunteer Management
- 4 Community Outreach
- 3 Event Management
- 2 Grants
- 2 Public Speaking
- 2 Marketing
- 2 Program Development
- 2 Management

Education

Boston University School of Law
JD, Law
1999 – 2002

University of Rochester
BA, English
1993 – 1997

Hebrew University of Jerusalem
One Year Study Abroad
1995 – 1996

Manchester Central High School
1989 – 1993





Lee Cooper

Proprietor at Hopsters LLC

Greater Boston Area | Hospitality

Current	Hopster's
Previous	Ameriprise Financial Services, Inc., Liberty Mutual Insurance, Reebok
Education	Suffolk University

Send Lee InMail

415
connections

https://www.linkedin.com/in/lee-cooper-0b28ba4

Contact Info

Background

Summary

Hopsters is a fun & creative place to host your next company event or team building meeting. Only establishment of its kind on the East Coast.



Hopsters Brewery, Bar & Restaurant

Experience

Owner
Hopster's
April 2013 – Present (3 years 8 months) | Newton, MA

Looking for a fun creative place in Boston to host your next corporate event? Proprietor of the only community brewery, bar and restaurant of its kind on the East Coast.

www.hopsters.net

1 honor or award

Senior Training Consultant - Organizational Effectiveness & Development
Ameriprise Financial Services, Inc.
October 2011 – June 2012 (9 months) | Boston

Support the leadership and organizational development needs of Columbia Management Asset Management Business within Ameriprise Financial.
Taught, designed & program manager for the organizations Leadership Development Programs
Rolled out several workshops collaborating with HRBP's and senior leaders to develop the capabilities of leaders around change management, coaching, MBTI and team development.

Self Employed Leadership Development Consultant
Liberty Mutual Insurance
July 2011 – November 2011 (5 months)

Responsible for processes and programs to identify, develop, and deploy high-potential executive-level talent. This includes, but is not limited to, implementing and evaluating succession planning and leadership development programs aimed at the senior manager & executive population.

Self Employed On Boarding Consultant
Reebok
April 2011 – June 2011 (3 months)

Leadership Development Consultant
JOHN HANCOCK FINANCIAL SERVICES
January 2007 – February 2011 (4 years 2 months)

Taught, designed & program manger for the organizations Leadership Development Program, a 9 module program with aprox. 200 participants a year, the program was proven to increase managers on the job performance and effectiveness as performance and career development coaches.
Designed, taught and program manager for Emerging Manager Program building seasoned individual contributors relationship building skills & understanding of the behaviors necessary to become effective people managers.
Wrote and designed web based tools enabling managers to more accurately identify HIPO employees resulting in the improved development, engagement and retention of high potential employees.
Designed & facilitated organization wide performance management and goal setting web based training that improve the effectiveness of mangers, helping them mange the performance of their direct reports and implement performance goals more aligned to the needs of their department.
Designed and managed directors Leadership Engagement Program, giving leaders the skills and knowledge to be more effective performance and career development coaches resulting in the improved engagement of their team.
Identified and customized external vendor workshops, creating content and learning methodologies more aligned with the learner needs resulting in more effective training.
Lead team to design and implement manager web based on-boarding toolkit that was proven to increase the ability and willingness of managers to provide a more effective onboarding experience increasing new employess speed to performance.
Consulted with business managers & HR-BPs to build and teach leadership workshops resulting in the increased capability of their leadership to meet the changing goals of their business.

1 recommendation



Mike O'Connor
Senior Director Client Implementation Event Coordinator at Fidelity National Financial

Lee Cooper was my key contact providing my department with an array of learning solutions that positively impacted our performance. Lee performed a needs analysis helping us identify our learning options, including brokering resources with... View↓

Management Learning & Development Specialist
Vinfen Corporation
2004 – 2007 (3 years)

Worked with senior leadership to design management behavior and skill based competencies, linking performance outcomes to management training needs creating more aligned development initiatives.
Taught, designed and managed "Gearing up to Lead," a quarterly 9 class management training series giving new managers the skills to become more effective leaders and performance coaches.
Taught, designed and managed the organizations daylong orientation program helping employees understand the organization and requirements of their job.
Managed and designed Vinfen's management mentor program, designed and facilitated their leadership training, coached mentees and mentors on implementing development plans that met their leadership and career development needs.
Trained managers on Achieve Global's suite of leadership training classes that include, Providing Constructive Feedback, Giving Recognition and the Principles and Qualities of Genuine Leadership resulting in more effective working relationships and performance conversations with direct reports.

Leadership Consultant
UMASS MEMORIAL HEALTH SYSTEM
2003 – 2004 (1 year)

Coded, analyzed and assisted in the implementation of an organizational wide engagement survey, helping managers identify opportunities to improve employee engagement within their department.
Designed and delivered learning interventions and job aids that improved manager's leadership skills and enhanced their department's employee engagement.
Assisted in developing and implementing EI competency based models for the hospital senior leaders; helped implement 360 evaluations based on these leadership competency models, increasing the effectiveness of leadership development.
Designed monthly leadership forums, worked with national thought leaders to design learning interventions that introduced the leadership to new ideas and practices.
Built upon a culture of medical safety by designing and implementing storytelling as a method to communicate and help hospital employees learn from medical errors.

Learning Specialist
SYNECTICS
2002 – 2003 (1 year)

Designed, developed and implemented a knowledge management system for Synectics, an international management consulting firm.
Digitally captured the organizations tacit knowledge by facilitating storytelling sessions and personal storytelling interviews. Facilitated sessions that included stories about organizational and client successes and personal stories about the history and culture of Synectics.
Designed, produced and edited DVD's that enable consultants to share organizational knowledge, helping consultants market and develop the services of the organization, including new employee orientation and learning.

Corporate Recruiter
LUCENT TECHNOLOGIES
January 1999 – January 2001 (2 years 1 month)

Involved extensively with recruiting professionals and Ph.D. level candidates for the optical networking group of Lucent Technologies.
Directed and facilitated the graduate recruitment and; Generated recruiting requirements from hiring managers.
Advised hiring managers on recruitment strategy and initiatives; interviewed candidates. Tested and screened potential employees.
Directed the full life cycle recruitment process, including relocation, visa and immigration issues, benefits and compensation.
Strong experience with Internet recruitment and extensive use of managing recruitment databases and resume retrieval systems. Attended professional and student job fairs.

Corporate Recruiter
COMPUTER MANAGEMENT SCIENCES
January 1996 – January 1999 (3 years 1 month)

Involved extensively with recruiting software developers across all environments and architecture for a custom software solutions firm.
Managed recruiting for in house multi-million dollar software projects.
Recruited; interviewed; tested and screening potential employees. Attending job fairs; experience with Internet recruitment and extensive use of managing recruitment databases and resume retrieval systems.
Organized innovative recruiting functions e.g. managed and ran the largest upstate technical job fair in South Carolina.

Human Resources Consultant
Nike
January 1994 – January 1996 (2 years 1 month)

Managed new hire and employee orientation.
Involved extensively in employee relocation initiative.
Involved in recruitment; interviewing and screening; staff orientation and training.
Recruited sales and marketing personnel.

Honors & Awards

Bostons Best
Improper Bostonian
June 2014

Best up and coming

Skills

Top Skills

- 9 Performance Management
- 7 Employee Engagement
- 5 Instructional Design
- 4 Onboarding
- 3 MBTI
- 2 Photoshop
- 2 InDesign
- 2 Illustrator
- 2 Situational Leadership
- 2 Executive Coaching

Lee also knows about...

- 2 Organizational Design
- 1 3D Studio Max

Courses

Independent Coursework

- Adobe Illustrator
- Adobe InDesign
- Adobe Photoshop

Education

Suffolk University
MS, Adult & Organizational Learning
2002 – 2003

University of Greenwich
B.A. Business Administration, Human Resource Management
1992 – 1994

Additional Info

- **Interests**

https://www.facebook.com/HopstersBrew

- **Advice for Contacting Lee**

https://www.facebook.com/HopstersBrew

Recommendations

Received (1) Given (1)

Leadership Development Consultant
JOHN HANCOCK FINANCIAL SERVICES



Mike O'Connor
Senior Director Client Implementation Event Coordinator at Fidelity National Financial

“ Lee Cooper was my key contact providing my department with an array of learning solutions that positively impacted our performance.

Lee performed a needs analysis helping us identify our learning options, including brokering resources with other departments at JH. One of my managers attended Lee's leadership development program and she found it very effective. Lee's... **more**

February 15, 2011, Mike worked with Lee at JOHN HANCOCK FINANCIAL SERVICES

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